Exhibit 5.1

[BB&T Corporation Letterhead]

July 11, 2014

BB&T Corporation

200 West Second Street

Winston-Salem, North Carolina 27101

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I am Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T Corporation, a financial holding company that is subject to regulation under the Bank Holding Company Act of 1956, as amended, and is organized under the laws of the State of North Carolina (the “Company”). My opinion has been requested with respect to certain matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) its senior and subordinated debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (“Debt Securities”); (ii) shares of common stock, par value $5.00 per share, of the Company (“Common Stock”); (iii) shares of preferred stock, par value $5.00 per share, of the Company in one or more series (“Preferred Stock”); (iv) depositary shares representing fractional interests in Preferred Stock (“Depositary Shares”); (v) warrants representing rights to purchase Debt Securities (“Debt Warrants”); (vi) warrants representing rights to purchase Common Stock, Preferred Stock or Depositary Shares (“Equity Warrants”); (vii) contracts for the purchase of Common Stock, Preferred Stock or Depositary Shares (“Stock Purchase Contracts”) or units consisting of a Stock Purchase Contract and a beneficial interest in another security (“Stock Purchase Units”); and (viii) units consisting of any combination of the above (“Units”). The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Debt Warrants, Equity Warrants, Stock Purchase Contracts, Stock Purchase Units and Units are collectively referred to herein as the “Securities.” The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Company’s automatic registration statement on Form S-3, as it may be amended from time to time (the “Registration Statement”), to which this opinion is an exhibit.

I have reviewed originals or copies, certified or otherwise identified to my satisfaction, of (i) the Restated Articles of Incorporation and Amended and Restated Bylaws of the Company; (ii) the resolutions of the Board of Directors of the Company adopted on June 24, 2014 (the “Resolutions”); and (iii) such other certificates, instruments and documents as I have considered appropriate for purposes of the opinions hereafter expressed. In rendering this opinion, I have relied upon certificates of public officials and officers of the Company with respect to the accuracy of the factual matters contained in such certificates.

BB&T Corporation

July 11, 2014

In connection with such review, I have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the offer or sale of any Securities; (ii) a prospectus supplement and, if necessary, a pricing supplement, will have been prepared and filed with the United States Securities and Exchange Commission describing any Securities offered thereby; (iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and, if necessary, the applicable pricing supplement; (iv) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized and available for issuance; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); (vii) at the time of any offering or sale of Securities, the Resolutions will not have been modified or rescinded and there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities; (viii) the genuineness of all signatures and the legal competence of all signatories; (ix) the authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as certified or photostatic copies; and (x) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company.

This opinion is limited to the laws of the State of North Carolina, excluding local laws of the State of North Carolina (i.e., the statutes and ordinances, the administrative decisions and the rules and regulations of counties, towns, municipalities and special political subdivisions of, or authorities or quasi-governmental bodies constituted under the laws of, the State of North Carolina and judicial decisions to the extent they deal with any of the foregoing) and the laws of the United States of America that are, in my experience, normally applicable to the transactions of the type provided for in the Registration Statement, and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I understand that you have received opinions regarding the Debt Securities, Debt Warrants, Equity Warrants, Stock Purchase Contracts, Stock Purchase Units, Units and other matters of New York law from O’Melveny & Myers LLP, separately provided to you on even date herewith. I express no opinion with respect to the matters contained in such opinions.

Based upon and subject to the foregoing and the qualifications set forth below, I am of the opinion that when (a) the board of directors of the Company (or a duly authorized committee thereof or a senior executive officer) has taken all necessary corporate action to approve the issuance and sale of any shares of Common Stock or of any series of Preferred Stock and Depositary Shares, if applicable; (b) the terms of such shares and of their issuance have been duly established so as not to violate any applicable law or result in default under, or breach of, any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (c) such shares have been issued and sold as contemplated in the Registration Statement and any prospectus and pricing supplements relating thereto, then all such shares

BB&T Corporation

July 11, 2014

(including any shares of Common Stock or Preferred Stock issued upon valid exercise of any Equity Warrants that have been duly authorized by all requisite corporate action and validly issued, upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock or Preferred Stock, or upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, and including any shares of Preferred Stock or Depositary Shares issued upon valid exercise of any Equity Warrants that have been duly authorized by all requisite corporate action and validly issued or upon conversion of any Debt Securities that are convertible or exchangeable for Preferred Stock or Depositary Shares) will be duly authorized, validly issued, fully paid and nonassessable.

This opinion is delivered as of the date hereof, and I undertake no obligation to advise you of any changes in applicable law or any other matters that may come to my attention after the date hereof.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name in the prospectus forming a part of the Registration Statement under the caption “Validity of Securities.” In giving such consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Robert J. Johnson Jr.
Robert J. Johnson Jr.
Senior Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer